                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           BJ's Wholesale Club, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

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        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                           [BJ'S LOGO APPEARS HERE]

                                                ONE MERCER ROAD
                                                NATICK, MASSACHUSETTS 01760

                                                April 24, 1998

Dear Stockholder:

  We invite you to attend our 1998 Annual Meeting of Stockholders on Thursday, May 28, 1998, at 11:00 a.m. at BankBoston, 100 Federal Street, Boston, Massachusetts. At this meeting, you are being asked to elect three directors.

  We hope that you will join us on May 28th and would like to take this opportunity to remind you that your vote is important.

                                  Sincerely,

/s/ John J. Nugent                                /s/ Herbert J. Zarkin
John J. Nugent                                    Herbert J. Zarkin
President and Chief Executive Officer             Chairman of the Board

                           BJ'S WHOLESALE CLUB, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 28, 1998

                               ----------------

  The Annual Meeting of Stockholders of BJ's Wholesale Club, Inc. will be held at BankBoston, 100 Federal Street, Boston, Massachusetts, on Thursday, May 28, 1998 at 11:00 a.m. to:

  . Elect three directors to serve until the 2001 Annual Meeting of Stockholders; and

  . Transact other business properly brought before the meeting.

  Stockholders of record at the close of business on April 8, 1998 may vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders during normal business hours for the ten days before the meeting at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

                                          By Order of the Board of Directors

                                          SARAH M. GALLIVAN
                                              Secretary

Natick, Massachusetts
April 24, 1998

  PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                           BJ'S WHOLESALE CLUB, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 28, 1998

                                PROXY STATEMENT

                               ----------------

  We sent you this proxy statement and the enclosed proxy card because the Board of Directors of BJ's Wholesale Club, Inc. ("BJ's" or the "Company") is soliciting your proxy to vote your shares at the Annual Meeting. Unless you give different instructions, shares represented by properly executed proxies will be voted for the election of the three nominees set forth below. You may revoke your proxy before it is exercised by sending a written revocation to the Secretary of BJ's at the address below, by a later dated proxy or by a request at the meeting that the proxy be revoked.

  Stockholders of record at the close of business on April 8, 1998 are entitled to vote at the meeting. Each share of BJ's common stock, par value $.01 ("Common Stock"), outstanding on the record date is entitled to one vote. As of the close of business on April 8, 1998, there were outstanding and entitled to vote 37,643,962 shares of Common Stock.

  This Proxy Statement, the enclosed proxy card and the Annual Report of the Company for the fiscal year ended January 31, 1998 were first mailed to stockholders on or about April 24, 1998.

  Fiscal year references apply to the Company's fiscal year which ends on the last Saturday in January of the following year. For example, the fiscal year ended January 31, 1998 is referred to as 1997 or fiscal 1997. The Company's address is One Mercer Road, Natick, Massachusetts 01760.

VOTE REQUIRED

  Under the Company's by-laws, so long as a quorum is present at the meeting, the election of directors requires a plurality of votes cast at the meeting. This means that the three nominees for director with the most votes will be elected whether or not such nominees receive a majority of the votes cast. Although proxies which withhold authority to vote for all of the nominees and broker non-votes (i.e., shares held by brokers or nominees which are not voted because instructions have not been received from the beneficial owners and the broker or nominee does not have discretionary authority) are counted as present for quorum purposes, these shares are not counted for, and have no effect on the outcome of, the election of directors.

                             ELECTION OF DIRECTORS

  The Board of Directors voted to fix the number of directors at eight. BJ's Amended and Restated Certificate of Incorporation and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Your proxy will be voted to re-elect the three nominees named below, unless otherwise instructed, as directors for a term of three years expiring at the 2001 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected. If a nominee becomes unavailable, your proxy will be voted either for another nominee proposed by the Board of Directors or a lesser number of directors as proposed by the Board of Directors. The nominees for re-election as directors and incumbent directors are as follows:

NOMINEES FOR RE-ELECTION AS DIRECTORS--TERMS EXPIRING 2001

  S. JAMES COPPERSMITH, 65, has been a director of the Company since July 1997. He was a director of Waban Inc. ("Waban") from December 1993 to July 1997. He was President and General Manager of WCVB-TV, a Boston television station, from 1990 to 1994. From 1982 to 1990 he was Vice President and General Manager of WCVB-TV. Mr. Coppersmith is also a director of Kushner-Locke Company, Metro Services Group, Inc., Sun America Asset Management Corporation and Uno Restaurant Corporation and a member of the Board of Governors of the Boston Stock Exchange. Mr. Coppersmith is a member of the Executive Compensation Committee.

  THOMAS J. SHIELDS, 51, has been a director of the Company since July 1997. He was a director of Waban from June 1992 to July 1997. He is President of Shields & Company, Inc., an investment banking firm. Mr. Shields is also a director of Seaboard Corporation and Versar, Inc. Mr. Shields is Chairman of the Audit Committee and a member of the Executive Compensation Committee, the Executive Committee and the Finance Committee.

  HERBERT J. ZARKIN, 59, has been a director of the Company since November 1996 and Chairman of the Board of Directors of the Company since July 1997. He was a director, President and Chief Executive Officer of Waban from May 1993 to July 1997 and Executive Vice President of Waban from April 1989 to May 1993. He was President of Waban's BJ's Wholesale Club division (the "BJ's Division") from May 1990 to May 1993. Mr. Zarkin is also Chairman of the Board of Directors of HomeBase, Inc., formerly known as Waban, ("Homebase"). Mr. Zarkin is Chairman of the Executive Committee and a member of the Finance Committee.

INCUMBENT DIRECTORS--TERMS EXPIRING 2000

  JOHN J. NUGENT, 51, has been a director of the Company since July 1996. He was Executive Vice President of Waban and President of the BJ's Division from September 1993 to July 1997. From 1991 until 1993 he was Senior Vice President, Sales Operations of the BJ's Division. Mr. Nugent is a member of the Executive Committee and the Finance Committee.

  KERRY L. HAMILTON, 47, has been a director of the Company since July 1997. She was a director of Waban from September 1994 to July 1997. Ms. Hamilton is Vice President, Marketing for Marshalls, a division of The TJX Companies, Inc. Prior to joining Marshalls in April 1996, Ms. Hamilton was Vice Chairman of Pamet River Partners, a marketing consulting firm, for two years. Prior to joining Pamet River Partners, Ms. Hamilton spent 17 years at Ingalls, Quinn & Johnson in various capacities. Ms. Hamilton is a member of the Audit Committee.

INCUMBENT DIRECTORS--TERMS EXPIRING 1999

  ALLYN L. LEVY, 70, has been a director of the Company since July 1997. He was a director of Waban from October 1993 to July 1997. He has been a private investor since 1988. From 1974 until 1986, he was founder, Chairman of the Board and Chief Executive Officer of Patriot Bank Corporation, a commercial bank holding company. Mr. Levy is also a director of CV Reit, Inc. Mr. Levy is a member of the Audit Committee.

  LORNE R. WAXLAX, 64, has been a director of the Company since July 1997. He was a director of Waban from January 1990 to July 1997 and Chairman of the Board of Directors of Waban from June 1996 to July 1997. He was an Executive Vice President of The Gillette Company from 1985 to 1993. Mr. Waxlax is also a director of HomeBase, Quaker State Corporation, The Iams Company, Hon Industries, Inc. and Clean Harbors, Inc. Mr. Waxlax is Chairman of the Executive Compensation Committee and a member of the Executive Committee.

  EDWARD J. WEISBERGER, 56, has been a director of the Company since November 1996 and Senior Vice President of the Company since July 1997. He was Senior Vice President and Chief Financial Officer of Waban from September 1994 to July 1997. From April 1989 until September 1994 he was Vice President-Finance of Waban. Mr. Weisberger is also a director of HomeBase. Mr. Weisberger is Chairman of the Finance Committee.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Audit Committee, which held one meeting during 1997, reviews with management, the internal audit group and the independent accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. The Audit Committee also reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate.

  The Executive Compensation Committee, which held two meetings during 1997, reviews salary policies and compensation of officers and other members of management and approves compensation plans and compensation of certain officers and other members of management. The Committee administers certain of the Company's incentive plans, including its stock incentive plan.

  The Board of Directors also has an Executive Committee, which has authority to act for the Board on most matters during the intervals between meetings of the Board, and is responsible for considering the qualifications of, and recommending to the Board of Directors, nominees to fill Board vacancies. This committee will consider nominees recommended by stockholders if such recommendations are in writing and timely filed with the Secretary of the Company in accordance with the Company's by-laws. This Committee did not meet during 1997.

  In addition, the Board of Directors has a Finance Committee, which did not meet during 1997. This Committee reviews with management and advises the Board with respect to the Company's finances, including exploring methods of meeting the Company's financing requirements and planning the Company's capital structure.

  During 1997 the Board of Directors held three meetings and took action by written consent once. In addition, prior to the spin-off of BJ's from Waban in July 1997 (the "Distribution"), the Company's Board of Directors acted by written consent on several occasions. Each director attended all of the meetings of the Board and Committees of which he or she is a member.

COMPENSATION OF DIRECTORS

  Directors other than Messrs. Nugent, Weisberger and Zarkin are paid an annual retainer of $30,000 and fees of $1,250 for each Board meeting attended, $750 for each Committee meeting attended and $750 for certain telephone meetings. In addition, the Chairman of the Audit Committee and the Chairman of the Executive Compensation Committee are each paid $2,500 per annum for their services as such. All directors are reimbursed for their expenses related to attendance at meetings. Directors may participate in the Company's General Deferred Compensation Plan.

  Under the 1997 Director Stock Option Plan (the "Director Plan"), on the date of each annual meeting, each continuing non-employee director is granted an option to acquire 1,500 shares of Common Stock, and each non-employee director newly elected or elected subsequent to the then most recent annual meeting is granted an option to purchase 3,000 shares of Common Stock. The option exercise price for each of these options is the fair market value of a share of Common Stock on the date of grant. Each option will expire ten years after the date of grant and will become exercisable in three equal annual installments beginning on the first day of the month which includes the first anniversary of the date of grant. If the director dies or otherwise ceases to be a director prior to the date the option becomes exercisable, the option will immediately expire. Any vested options will remain exercisable for a period of one year following cessation of service as a director of the Company. All unexercised options will become exercisable in full beginning 20 days prior to the consummation of a merger or consolidation, acquisition, reorganization or liquidation and, to the extent not exercised, shall terminate immediately after the consummation of such merger, consolidation, acquisition, reorganization or liquidation. Except as the Board may otherwise determine, options granted under the Director Plan are not transferable.

  In connection with the Distribution, non-employee directors who had Waban stock options were granted replacement stock options under the Director Plan which preserved the same inherent value, vesting terms and expiration dates as the Waban options they replaced.

  The Company has an employment agreement with Mr. Weisberger under which he receives an annual base salary of $150,000 and participates in specified incentive and other benefit plans. Mr. Weisberger must generally devote approximately one-half of his working time and attention to the performance of his duties and responsibilities under his employment agreement. If employment is terminated by the Company other than for cause, Mr. Weisberger is entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for 12 months after termination (but not beyond July 29, 2000) at the rate in effect upon termination. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Weisberger from other employment (other than employment at HomeBase), and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Weisberger from other employment. In the event of a change of control followed by termination of employment as described below under "Change of Control Severance Benefits," Mr. Weisberger would be entitled to the termination benefits described thereunder, to the extent such benefits would exceed the benefits otherwise described above.


                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 1998 (unless otherwise indicated) by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each executive officer of the Company named in the Summary Compensation Table set forth on page 10, and (iv) all the Company's current directors and executive officers as a group.

                                                                  PERCENTAGE OF
                                                    NUMBER OF      OUTSTANDING
      NAME                                          SHARES(1)    COMMON STOCK(1)
      ----                                          ---------    ---------------
      The Prudential Insurance Company of America.  4,053,640(2)      10.8%
       751 Broad Street
       Newark, New Jersey 07102
      Boston Partners Asset Management, L.P. .....  2,754,511(3)       7.3%
       One Financial Center
       Boston, MA 02111
      Wellington Management Company, LLP. ........  2,704,200(4)       7.2%
       75 State Street
       Boston, MA 02109
      Franklin Resources, Inc. ...................  2,146,700(5)       5.7%
       777 Mariners Island Blvd.
       P. O. Box 7777
       San Mateo, CA 94404
      S. James Coppersmith........................      5,027           *
      Kerry L. Hamilton...........................      3,227           *
      Allyn L. Levy...............................      8,027           *
      Thomas J. Shields...........................      3,527           *
      Lorne R. Waxlax.............................      9,500           *
      Edward J. Weisberger........................    127,887           *
      Herbert J. Zarkin...........................    477,322          1.3%
      John J. Nugent..............................    213,068           *
      Frank D. Forward............................     39,496           *
      Laura J. Sen................................     35,512           *
      Michael T. Wedge............................     38,276           *
      All current directors and executive officers
       as a group
       (12 persons)...............................    989,524          2.6%

--------
*Less than 1%.
(1) Includes, for the persons indicated, the following shares of Common Stock that may be acquired upon exercise of outstanding stock options which were exercisable on March 1, 1998 or within 60 days thereafter: Mr. Coppersmith, 3,027 shares; Ms. Hamilton, 3,027 shares; Mr. Levy, 3,027 shares; Mr. Shields, 3,027 shares; Mr. Waxlax, 2,500 shares; Mr. Weisberger, 112,170 shares; Mr. Zarkin, 414,650 shares; Mr. Nugent, 202,268 shares; Ms. Sen, 28,464 shares; Mr. Wedge, 37,244 shares; Mr. Forward, 29,672 shares; all directors and executive officers as a group, 862,693 shares.

(2) Information is as of December 31, 1997 and is based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") by The Prudential Insurance Company of America ("Prudential"). Prudential reported that it has sole voting and dispositive power with respect to 815,200 shares and shared voting and dispositive power with respect to 3,238,440 shares.
(3) Information is as of December 31, 1997 and is based on a Schedule 13G filed with the SEC by Boston Partners Asset Management, L.P. ("Boston Partners"). Boston Partners reported that it has shared voting and dispositive power with respect to all 2,754,511 shares.
(4) Information is as of December 31, 1997 and is based on a Schedule 13G filed with the SEC by Wellington Management Company, LLP. ("Wellington"). Wellington reported that it has shared voting power with respect to 400 shares and has shared dispositive power with respect to 2,704,200 shares. Separately, a Schedule 13G was filed with the SEC by Vanguard/Windsor Funds, Inc.--Windsor Fund ("Vanguard"), a client of Wellington. Vanguard reported that it has sole voting power and shared dispositive power with respect to 2,703,800 shares.
(5) Information is as of December 31, 1997 and is based on a Schedule 13G filed with the SEC by Franklin Resources, Inc. ("Franklin Resources"). Franklin Resources reported that Franklin Mutual Advisors, Inc., a subsidiary of Franklin Resources, has sole voting and dispositive power with respect to 1,986,700 shares and Templeton Investment Counsel, Inc., a subsidiary of Franklin Resources, has sole voting and dispositive power with respect to 160,000 shares.

               RELATIONSHIP WITH HOMEBASE; CONFLICTS OF INTEREST

  In connection with the Distribution, BJ's and HomeBase entered into a series of agreements, as described below. Although the following summaries of these agreements set forth an accurate description of their material terms and provisions, such summaries are qualified in their entirety by reference to the detailed provisions of the agreements, each of which has previously been filed with the SEC.

DISTRIBUTION AGREEMENT

  BJ's and HomeBase entered into a Separation and Distribution Agreement (the "Distribution Agreement"), which provided for, among other things, (i) the principal corporate transactions required to effect the Distribution, (ii) the division between BJ's and HomeBase of certain assets and liabilities, and
(iii) the execution and delivery of the Services Agreement, the Employee Benefits Agreement and the Tax Sharing Agreement, each of which, as described below, governs certain aspects of the relationship between BJ's and HomeBase.

  The Distribution Agreement provided for, among other things, (i) the transfer by HomeBase to BJ's, prior to the Distribution, of all of the assets of the BJ's Division, including the stock of subsidiaries which held assets of the BJ's Division, and the assets associated with the corporate headquarters in Massachusetts, (ii) BJ's assumption of the leases and other liabilities of the BJ's Division and 75% of the amount of all bank indebtedness of Waban existing as of the date of the Distribution, and (iii) the issuance by BJ's to HomeBase of the common stock of BJ's distributed in the Distribution.

  Under the Distribution Agreement, except as provided in the Employee Benefits Agreement or the Tax Sharing Agreement, BJ's agreed to indemnify HomeBase for liabilities relating to BJ's business. Similarly, HomeBase agreed to indemnify BJ's for liabilities pertaining to HomeBase's business. The Distribution Agreement also requires BJ's and HomeBase to indemnify each other for losses incurred due to a failure to perform their respective obligations under the Distribution Agreement or any other agreement entered into in connection with the Distribution. In addition, the Distribution Agreement provides that HomeBase will provide liability insurance for a period of six years following the Distribution to each individual who served as a director or officer of Waban prior to the Distribution. BJ's also agreed to indemnify, defend and hold harmless each such individual from any losses and liabilities incurred in connection with the approval of the Distribution Agreement.

  The Distribution Agreement also contains provisions regarding the settlement of intercompany accounts, certain matters relating to lease liabilities described below, access, retention and sharing of information and records, procedures relating to indemnification claims, the transfer of insurance coverage and confidentiality.

LEASES

  Pursuant to the Distribution Agreement, effective upon the Distribution, BJ's assumed all liabilities to third-party lessors with respect to leases entered into by Waban, with respect to the BJ's Division. While HomeBase will continue to be liable, by law, with respect to such lease liabilities, BJ's has agreed to indemnify HomeBase for such liabilities.

  In connection with the spin-off of Waban Inc. by The TJX Companies, Inc. ("TJX") in 1989, Waban and TJX entered into an agreement (the "1989 Agreement") pursuant to which Waban agreed to indemnify TJX against any liabilities that TJX might incur with respect to 44 current HomeBase real estate leases as to which TJX was either a lessee or guarantor. In connection with the Distribution, BJ's agreed that through January 31, 2003 it will indemnify TJX with respect to any liabilities (as defined in the 1989 Agreement) that TJX may incur with respect to HomeBase leases and thereafter it will indemnify TJX for 50% of such liabilities. In addition, HomeBase agreed that it will not renew any lease identified in the 1989 Agreement as to which TJX is a lessee or guarantor unless TJX is removed as lessee or guarantor.

  The Distribution Agreement contains restrictions on the renewal of HomeBase leases similar to those agreed to by HomeBase and TJX. In addition, BJ's may not renew any of its real estate leases (other than ground leases) for which HomeBase may be liable during any period during which BJ's does not meet certain minimal standards of creditworthiness.

SERVICES AGREEMENT

  BJ's and HomeBase entered into a Services Agreement (the "Services Agreement") pursuant to which BJ's provides for a fee certain tax administration services with respect to HomeBase's tax year ended January 31, 1998. In addition, to the extent requested by HomeBase, BJ's agreed to provide risk management, legal, investor relations and treasury services to HomeBase for a period of up to twelve months following the Distribution. The Services Agreement provides that BJ's will provide such requested services on an hourly billing basis at 2.5 times the providing employee's hourly rate. BJ's and HomeBase believe that such rates are as favorable as could have been obtained from disinterested third parties. If a dispute arises between the parties under the Services Agreement that cannot be resolved, it will be submitted to arbitration.

EMPLOYEE BENEFITS AGREEMENT

  BJ's and HomeBase entered into an Employee Benefits Agreement (the "Employee Benefits Agreement") which contains a number of provisions pertaining to employee benefit plan matters. Pursuant to the Employee Benefits Agreement, BJ's set up employee benefit plans substantially similar to the employee benefit plans maintained by Waban and assumed or retained under the applicable BJ's plan with respect to each BJ's employee or former employee of the BJ's Division all liabilities under the corresponding Waban plan accrued for the period ended July 26, 1997 (or the date of the former employee's termination of employment). In addition, the Employee Benefits Agreement provides that the Waban Inc. Retirement Plan (the "Waban Retirement Plan") will be terminated and, in connection with such termination, BJ's will pay to HomeBase 75% of any amount contributed or to be contributed by HomeBase to the Waban Retirement Plan in order for the Waban Retirement Plan to pay all accrued benefits.

  The Employee Benefits Agreement provides for appropriate asset transfers (and corresponding credit for service with Waban prior to the Distribution) from Waban's 401(k) Savings Plans and Executive Retirement Plan in respect of persons who became BJ's employees. In addition, the Employee Benefits Agreement contains provisions for the issuance of replacement stock options and restricted stock by BJ's to persons who became BJ's employees on the date of the Distribution, subject to such persons' surrender of their corresponding Waban awards.

TAX SHARING AGREEMENT

  BJ's and HomeBase entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") providing for the allocation between the parties of federal, state, local and foreign tax liabilities, and the entitlement to tax refunds, for periods ending on or prior to the date of the Distribution, and various related matters. Each party has agreed to indemnify the other in specified circumstances if certain events cause the Distribution or related transactions to become taxable.

PROCEDURES FOR ADDRESSING CONFLICTS

  As a result of the Distribution, BJ's and HomeBase have significant contractual and other ongoing relationships that may present certain conflict situations for Mr. Zarkin, who serves as Chairman of the Board of Directors of both companies, and for Messrs. Waxlax and Weisberger, who serve as directors of both companies. Each of these persons also owns (or has options or other rights to acquire) a significant number of shares of common stock in both companies. BJ's has adopted procedures to be followed by its Board of Directors to limit the involvement of such persons in conflict situations whereby all transactions being considered by BJ's which relate to HomeBase must (i) be approved by a majority of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (ii) be on terms no less favorable to BJ's than could be obtained from unaffiliated third parties.

TAX-FREE SPIN-OFF

  Prior to the Distribution, Waban received a letter ruling from the Internal Revenue Service ("IRS") to the effect that, for Federal income tax purposes, the Distribution would qualify as a spin-off under Section 355 of the IRS Code and would be tax free to Waban and the holders of its common stock at the time of the Distribution. Certain future events not within the control of BJ's, including, for example, an IRS challenge to the Distribution in the event that BJ's or HomeBase is acquired before the end of fiscal 1999, could cause the Distribution not to qualify for tax-free treatment.

                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT

  The following report has been submitted to the Board of Directors by its Executive Compensation Committee, in compliance with requirements of the SEC:

  As members of the Executive Compensation Committee (the "ECC"), it is our responsibility to review the Company's compensation policies and programs, approve, or, with respect to the Chief Executive Officer, recommend to the Board of Directors for approval, incentive plan awards and all elements of compensation for the Company's executive officers, and administer the Company's stock incentive plans. All of the members of the ECC are independent, non-employee directors.

EXECUTIVE COMPENSATION PRINCIPLES

  The Company's executive compensation program is designed to provide competitive levels of compensation that:

  . Integrate compensation with the achievement of the Company's annual and long-term performance goals and business strategies

  . Link management's long-term interests with stockholders' interests through stock-based awards

  . Recognize management initiatives and achievements

  . Reward outstanding corporate performance

  . Attract and retain key executives critical to the long-term success of the Company

  With respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the ability of publicly held corporations to deduct non-performance-based compensation for certain executive officers, the ECC believes that the Company's compensation plans should be structured to satisfy the requirements for tax deductibility, unless doing so is determined by the ECC to be not in the best interests of the Company.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

  The total compensation program for all executive officers, including executive officers named in the Summary Compensation Table, consists of both cash and equity-based compensation and takes into account applicable provisions of employment agreements of such officers. Through stock options and stock grants available under the Company's stock incentive plan, the ECC seeks to align executive officers' long-range interests with those of stockholders by providing executive officers with the opportunity to participate in the growth of the Company's stock value.

  The ECC is advised by Frederic W. Cook & Co., Inc. ("Cook"), compensation consultants, concerning salary competitiveness and the design of the Company's compensation programs. Cook provides services to the Company, which are billed at hourly rates, on an "as requested" basis. The Company does not have a retainer or other contract with Cook. The Company has had consultations with Cook in the past year.

  BASE SALARY. Base salaries for the Company's executive officers, including Mr. Nugent, are set within ranges that are determined based upon a review of publicly available information concerning compensation paid to executives with similar responsibilities at certain peer companies. The ECC utilizes Cook to assist in the compilation and interpretation of this information. The companies selected for these purposes are retailing companies, including major competitors of the Company. While some of these peer companies are included in the Dow Jones Industry Group Index OTS--Other Specialty Retailers which appears in the Performance Graph on page 15, these peer companies are not all the same as the companies comprising that index. While the ECC's overall objective is to set base salaries at approximately the midpoint of competitive ranges, an individual executive's placement within a range and salary adjustments are based upon the ECC's subjective evaluation of the executive's performance and value to the Company.

  ANNUAL INCENTIVE PROGRAM. Under the Company's Management Incentive Plan ("MIP"), executive officers and other members of management are eligible to receive incentive cash awards based upon the level of achievement of pre-established performance goals. At the beginning of the year, the ECC establishes the MIP performance goals and corresponding target awards, based on one or more of the following objective performance criteria: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on invesment. Such goals, criteria and target awards may vary among participants. The ECC reviews the payout calculations after the year's financial results have been audited. Target awards for executive officers range from 20% to 50% of salary, but if targets are not met, there would be either no MIP award or a reduced award based on a percentage of the target realized. If results exceed goal(s), an executive officer could earn an additional award, depending upon the extent to which goals are exceeded. No executive officer may receive a MIP award in excess of $1,000,000 in any calendar year or, if less, 100% of base salary earned for the applicable performance period. For 1997, MIP awards for the Company's executive officers, including Mr. Nugent, were based on the Company's pre-tax income. Pre-tax income of the Company exceeded its MIP goal, resulting in payouts to Mr. Nugent and to the Company's other executive officers equal to 133.9% of targeted award. For 1998, MIP award goals for the Company's executive officers, including Mr. Nugent, are based on the Company's net income.

  LONG-TERM INCENTIVE PROGRAM. The Company's Growth Incentive Plan ("BJGIP") is intended to provide high-level executives of the Company, as selected by the ECC, with cash awards, based upon the growth and performance of the Company. All the executive officers, including Mr. Nugent, participate in the BJGIP, as well as 23 non-executive officer employees of the Company. Awards are earned based on one or more of the following objective measures of performance or growth, as selected by the ECC at the beginning of the award period: operating income, pre-tax income, net income, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. All relevant factors upon which the cash award is based (e.g., performance measurement, length of award period, relation between performance and cash award) are determined at the beginning of the award period by the ECC. Awards issued to the Company's executive officers, except Mr. Zarkin but including Mr. Nugent, in 1994 and 1996 (at which time the BJ's business was operated as a division of Waban) were based on cumulative pre-tax income for the Company for the three-year periods ending January 25, 1997 and January 30, 1999, respectively. The award issued to Mr. Zarkin in 1994 was based on cumulative net income for Waban for the three-year period ended January 25, 1997. The award issued to Mr. Zarkin in 1996 was replaced with an award under the BJGIP which is based on cumulative pre-tax income for the Company for the three-year period ending January 30, 1999. Awards issued under the BJGIP in 1994 were paid in cash, 50% each in April 1997 and April 1998. All awards issued under the BJGIP in 1996 are payable in cash, 50% in April 1999, contingent on employment continuing through January 30, 1999, and 50% in April 2000, contingent on employment continuing through March 31, 2000. There is no target amount for each award. However, there is a threshold amount based on the Company's growth, and the value of each award increases as achievement of the performance measurement increases. No individual award payment can exceed $2,000,000 in any calendar year.

  The Company has made it a practice to provide incentives to its executive officers and other senior executives to achieve long-range goals that are typically expressed as either a compounded rate of earnings growth or three-year cumulative earnings. In determining the level of long-term incentive awards, the ECC takes into account a survey of the same peer companies referred to above, but does not target a specific percentile.

  STOCK-BASED INCENTIVES. Stock options are awarded to the Company's key employees, including Mr. Nugent and other executive officers, by the ECC, based on its subjective assessment of such factors as the compensation level and responsibility of the particular employee, the employee's contribution towards Company performance, and a survey of competitive compensation data of the same group of peer companies referred to previously in this report. The ECC generally targets awards to the median of such survey. The options are designed to reward recipients to the extent the Company's stock value is enhanced. Because of the vesting provisions of such grants, the options also provide an incentive for the employee to remain with the Company. Since the ECC does not grant options on a cumulative basis, the size of previous grants is not a factor in making current grants.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Pursuant to the terms of Mr. Nugent's employment contract, his salary is reviewed annually by the ECC. His salary was set at $520,000 in July 1997, equal to approximately the 30th percentile of the compensation range of the survey of peer companies referred to previously in this report. The number of options granted to Mr. Nugent in 1997 was subjectively determined based on Mr. Nugent's success in providing leadership to the Company and after a review of competitive compensation data of the same group of peer companies referred to previously in this report without targeting a specific percentile range. Stock option grants encourage long-term performance and promote management retention while further aligning shareholders' and management's common interest in enhancing the value of the Company's Common Stock.

  Mr. Nugent's current MIP award provides a target opportunity equal to 50% of base salary if performance goals are met; the actual payout can vary between 0% and 100% of base salary as of the beginning of the performance period. The MIP payout to Mr. Nugent for 1997 was equal to 63% of his 1997 salary.

                                          Executive Compensation Committee

                                          Lorne R. Waxlax, Chairman
                                          S. James Coppersmith
                                          Thomas J. Shields

COMPENSATION OF EXECUTIVES

  The following table sets forth certain information concerning the annual and long-term compensation paid for fiscal 1997, 1996 and 1995 to (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers during 1997 who were serving as executive officers of the Company on January 31, 1998 (collectively, the "Named Executive Officers"). All amounts paid prior to the Company's spin-off from Waban in July 1997 were paid by Waban.

                          SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                  ---------------------------- ---------------------------------
                                                                      AWARDS           PAYOUTS
                                                               ---------------------   -------
                                                      OTHER               SECURITIES
                                                      ANNUAL   RESTRICTED UNDERLYING             ALL OTHER
        NAME AND                                     COMPEN-     STOCK     OPTIONS      LTIP      COMPEN-
   PRINCIPAL POSITION    YEAR (1)  SALARY   BONUS   SATION (2) AWARDS (3)    (4)     PAYOUTS (5) SATION (6)
   ------------------    -------- -------- -------- ---------- ---------- ---------- ----------- ----------
John J. Nugent..........   1997   $488,462 $308,486  $20,663       --      100,000    $303,278    $29,173
 President and Chief       1996    382,693  253,450   16,189       --       24,224     303,278     23,635
 Executive Officer         1995    350,000  134,967   14,806       --       60,560         --      22,000
Herbert J. Zarkin (7)...   1997    505,769  230,141   14,541       --       40,000     180,320     21,259
 Chairman of the Board     1996    605,962  199,361   25,633       --      250,000     360,640     34,792
                           1995    570,000  171,285   24,112       --      100,000         --      33,000
Laura J. Sen............   1997    226,808   75,923    9,594       --       25,000     141,530     16,090
 Executive Vice
  President,               1996    203,500   84,234    8,608       --        6,056     141,530     14,675
 Merchandising             1995    190,500   61,217    8,059       --          --          --      14,025
Michael T. Wedge........   1997    223,174   74,708    9,441       --       25,000     141,530     15,909
 Executive Vice
  President,               1996    193,174   79,959    8,172       --        6,056     141,530     14,159
 Club Operations           1995    178,769   57,447    7,562       --          --          --      13,439
Frank D. Forward........   1997    176,193   58,980    7,453       --       25,000     101,092     13,610
 Executive Vice
  President,               1996    155,885   64,524    5,723       --        6,056     101,092     12,225
 Chief Financial Officer   1995    144,808   46,534    5,316       --          --          --      11,740

--------
(1) Refers to fiscal year ended in January of the following year. 1997 was a 53-week fiscal year. 1996 and 1995 were 52-week years.
(2) Includes reimbursement for tax liabilities related to the Company's contributions under the Company's Executive Retirement Plan ("BJERP") (see "Retirement Benefits") and excludes perquisites having an aggregate value less than the lesser of $50,000 or 10% of salary plus bonus.

(3) No Restricted Stock Awards were granted to the Named Executive Officers in the last three years. Waban Inc. restricted shares held by the Named Executive Officers as of the date of the Distribution (all of which were granted before 1995) were replaced by restricted shares of the Company's Common Stock which preserved the value inherent in the Waban shares they replaced. The following table presents the aggregate restricted stock holdings of the Named Executive Officers as of January 31, 1998 and the value of such holdings based on the closing market price of the Company's Common Stock on January 30, 1998 ($30.00).

                                                                    RESTRICTED
                                                                  STOCK HOLDINGS
                                                                    AT 1/31/98
                                                                  --------------
                                                                  SHARES  VALUE
                                                                  ------ -------
      John J. Nugent.............................................  930   $27,900
      Herbert J. Zarkin..........................................  853    25,590
      Laura J. Sen...............................................  558    16,740
      Michael T. Wedge...........................................  372    11,160
      Frank D. Forward...........................................  465    13,950

  In the event of a change of control (as defined), each Named Executive Officer's restricted shares would become unrestricted. Holders of restricted shares are entitled to the same dividends as those paid to holders of unrestricted shares.
(4) Reflects the grant of options to purchase Common Stock. Stock options awarded in 1997 to Mr. Zarkin, and in 1996 and 1995 to each Named Executive Officer were granted with respect to Waban's common stock. The number of shares shown for those years represents the number of shares of Common Stock resulting from the replacement as of July 28, 1997 of outstanding Waban options with options of the Company. These replacement options preserved the value inherent in the Waban options they replaced as of the of the Distribution date. Neither Waban nor the Company has ever granted stock appreciation rights.
(5) Payouts in 1997 represent the remaining 50% of the award earned by the Named Executive Officers, except Mr. Zarkin, for the three-year performance period ended January 25, 1997. This award was originally granted by Waban and was assumed by BJ's in connection with the Distribution. See Note (7) below for information related to Mr. Zarkin's payout.
(6) For 1997, represents the Company's contributions under the Waban and BJ's 401(k) Savings Plans and BJERP (see "Retirement Benefits") as presented below:

                                                               1997 COMPANY
                                                               CONTRIBUTIONS
                                                           ---------------------
                                                              401(K)
                                                           SAVINGS PLANS  BJERP
                                                           ------------- -------
      John J. Nugent......................................    $4,750     $24,423
      Herbert J. Zarkin...................................     4,071      17,188
      Laura J. Sen........................................     4,750      11,340
      Michael T. Wedge....................................     4,750      11,159
      Frank D. Forward....................................     4,800       8,810

(7) Prior to the Distribution, Mr. Zarkin was President and Chief Executive Officer of Waban. After the Distribution, he became Chairman of the Board of the Company and of HomeBase. Mr. Zarkin's salary for 1997 represents his full salary paid by Waban as its President and Chief Executive Officer through the date of the Distribution and his salary paid by the Company as its Chairman thereafter. The annual bonus and Company contribution under BJERP paid by the Company to Mr. Zarkin for 1997 were based on 50% of his Waban salary through the date of the Distribution and 100% of his Company salary thereafter. Mr. Zarkin's LTIP payout for 1997 represented the remaining 50% of the Waban Growth Incentive Plan award earned for the three-year performance period ended January 25, 1997; one-half of the total was paid by the Company and is shown in the table above; and the other half was paid by HomeBase.

STOCK OPTION GRANTS

  The following table sets forth the stock option grants made by the Company to each of the Named Executive Officers during 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS(1)

                                    PERCENT OF
                                      TOTAL                            POTENTIAL REALIZABLE VALUE
                         NUMBER OF   OPTIONS                           AT ASSUMED ANNUAL RATES OF
                         SECURITIES GRANTED TO                          STOCK PRICE APPRECIATION
                         UNDERLYING EMPLOYEES  EXERCISE OR                 FOR OPTION TERM(2)
                          OPTIONS   IN FISCAL   BASE PRICE  EXPIRATION ---------------------------
NAME                      GRANTED      YEAR    PER SHARE(3)    DATE    0%(4)     5%        10%
----                     ---------- ---------- ------------ ---------- ----- ---------- ----------
John J. Nugent..........  100,000      17.5%      30.125     9/18/07      0  $1,894,545 $4,801,149
Herbert J. Zarkin(5)....   40,000       7.0       21.990     9/19/06      0     528,600  1,327,200
Laura J. Sen............   25,000       4.4       30.125     9/18/07      0     473,636  1,200,287
Michael T. Wedge........   25,000       4.4       30.125     9/18/07      0     473,636  1,200,287
Frank D. Forward........   25,000       4.4       30.125     9/18/07      0     473,636  1,200,287

--------
(1) The table above excludes the grant of BJ's options which replaced Waban options originally granted before 1997. All Named Executive Officers (except Mr. Zarkin, whose replacement options are described in note (5) below) received 1.2112 BJ's options in replacement of each unexercised Waban option, with the exercise price of each BJ's replacement option equal to .8256 times the exercise price of the Waban option it replaced. These replacement options preserved the same inherent value, vesting terms and expiration dates as the Waban options they replaced as of the date of the Distribution. All replacement options are included in the "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" table below.
(2) The dollar amounts in these columns are the result of calculations at 0% and the arbitrary appreciation rates of 5% and 10% set by the SEC and are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(3) All options granted in 1997 in the table above were granted with an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date of grant. Except for the options granted to Mr. Zarkin (see Note (5) below), these options expire ten years from the date of grant and vest in equal annual installments over four years. All options vest upon a change of control (as defined).
(4) No gain to the optionees is possible without an appreciation in stock price, which will benefit all shareholders commensurately. A zero percent stock price appreciation will result in zero gain for the optionee.
(5) On January 27, 1997, Mr. Zarkin was granted 40,000 Waban stock options at an exercise price of $26.625 per share, the closing price of Waban common stock on the New York Stock Exchange on that date. As of the spin-off date, all unexercised options held by Mr. Zarkin, including the 40,000 granted in 1997, were replaced by an equal number of BJ's options and HomeBase options. The aggregate exercise prices of the BJ's and HomeBase options equaled the exercise price of the replaced Waban options, with the exercise price of the BJ's options equal to .8256 times the per share exercise price of the applicable Waban options they replaced. The options granted to Mr. Zarkin in 1997 expire on September 19, 2006 and vest in three equal annual installments beginning September 19, 1997.

AGGREGATED OPTION EXERCISES AND VALUATION

  None of the Named Executive Officers exercised options during 1997 to purchase shares of Common Stock of BJ's. The following table sets forth the fiscal year-end value of unexercised options held by such officers:

                         FISCAL YEAR-END OPTION VALUES

                                     NUMBER OF
                               SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
John J. Nugent..............   180,467      149,659    $2,961,912   $  656,761
Herbert J. Zarkin...........   403,400      236,600     6,195,784    2,668,866
Laura J. Sen................    22,105       39,231       353,147      192,045
Michael T. Wedge............    30,885       39,231       479,405      192,045
Frank D. Forward............    25,130       35,598       370,252      136,321

--------
(1) Based on the fair market value of the Common Stock on January 30, 1998 ($30.00 per share), less the option exercise price.


RETIREMENT BENEFITS

  Under the BJERP, employees in high-level management positions in the Company, as selected by the ECC, including all executive officers, are eligible to receive cash annual retirement contributions in an amount determined by the ECC; provided that the smallest annual retirement contribution shall equal, on an after-tax basis, at least three percent of the participant's base salary. All amounts paid under the BJERP are to be used exclusively to fund an investment vehicle, selected by the ECC, which is appropriate to provide retirement income, such as an insurance policy.

  The Company made retirement contributions after the end of 1997 equal to 5% (net of taxes) of each participant's base salary during 1997. If the participant terminates employment prior to the end of the fiscal year in which the participant is credited with four years of service, the participant forfeits the right to any benefit under the BJERP. As of January 31, 1998, all executive officers were credited with at least four years of service.

  The Waban Retirement Plan, in which all Named Executive Officers participate, was frozen on July 4, 1992 and benefits under the Waban Retirement Plan ceased to accrue after that date. All Named Executive Officers are fully vested in their accrued benefits. The estimated annual benefits payable under the Waban Retirement Plan upon normal retirement (age 65) on the basis of a single life annuity are as follows: Mr. Nugent, $5,174; Mr. Zarkin, $65,667; Ms. Sen, $6,200; Mr. Wedge, $2,982 and Mr. Forward, $8,077. Waban's
Board of Directors approved the termination of the Waban Retirement Plan effective July 26, 1997. When the Plan termination is settled, the Named Executive Officers may choose to have their benefits paid either as an annuity or in a lump sum calculated to be actuarially equivalent to such annuity.

EMPLOYMENT AGREEMENTS

  Under the Company's employment agreement with John J. Nugent, Mr. Nugent receives an annual base salary of $520,000 and participates in specified incentive and other benefit plans. The Company is entitled to terminate Mr. Nugent's employment at any time with or without cause (as defined). If Mr. Nugent's employment is terminated by the Company other than for cause, the Company is required to pay certain cash compensation amounts and to continue payment of Mr. Nugent's base salary and certain benefits for 12 months after termination at the rate in effect upon termination. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Nugent from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Nugent from other employment.

  Under the Company's employment agreement with Herbert J. Zarkin, Mr. Zarkin receives an annual base salary of $350,000 and participates in specified incentive and other benefit plans. The Company is entitled to terminate Mr. Zarkin's employment at any time with or without cause (as defined). If his employment terminates by reason of death, disability, incapacity or termination by the Company other than for cause, or if Mr. Zarkin resigns as a result of his being removed from his positions with the Company or as result of being relocated more than 40 miles from the Company's current headquarters, Mr. Zarkin is entitled to payment of certain cash compensation amounts and continuation of base salary and certain benefits for a period of 12 months after termination at the rate in effect upon termination. In addition, Mr. Zarkin will be entitled to payment of any award earned under the Company's MIP for the fiscal year ended immediately prior to the date of termination of Mr. Zarkin's employment, and an amount equal to his MIP target award for the year of termination (pro rated for the period of active employment during such year). Any stock options or other stock-based awards held by Mr. Zarkin on the date of termination will continue to vest for three years unless they expire earlier by their terms. The continuing base salary payments are subject to reduction after three months for compensation earned by Mr. Zarkin from other employment (other than employment at HomeBase), and the continuing benefits are subject to reduction at any time for comparable benefits received by Mr. Zarkin from other employment.

  The Company has an employment agreement with each of Ms. Sen and Messrs. Wedge and Forward under which they receive annual base salaries of $260,000, $260,000 and $230,000, respectively, and participate in specified incentive and other benefit plans. If employment is terminated by the Company other than for cause, each such executive is entitled to payment of certain cash compensation amounts and to certain benefits and continuation of base salary for 12 months after termination at the rate in effect upon termination. The continuing base salary payments are subject to reduction after three months for compensation earned by the executive from other employment, and the continuing benefits are subject to reduction at any time for comparable benefits received by the executive from other employment.

  In the event of a change of control followed by termination of employment as described below under "Change of Control Severance Benefits," each of the Company's executive officers would be entitled to the termination benefits described thereunder, to the extent such benefits would exceed the benefits otherwise described above.

CHANGE OF CONTROL SEVERANCE BENEFITS

  The Company provides change of control severance benefits to its executive officers and Mr. Weisberger under individual agreements. Under the agreements, in general, upon a change of control (as defined) of the Company, the executive would be entitled to accelerated lump-sum payments of the MIP target award for the year in which the change of control occurs. If, during the 24-month period following a change of control, the Company were to terminate the executive's employment other than for cause (as defined) or the executive were to terminate employment for reasons specified in the agreement, or if employment were to terminate by reason of death, disability or incapacity, the executive would be entitled to receive an amount equal to two times the executive's annual base salary. For up to two years following termination, the Company would also be obligated to provide specified benefits, including continued medical and life insurance benefits. The foregoing benefits would be payable whether or not they gave rise to a federal excise tax on so-called "excess parachute payments" or were non-deductible, except to the extent a reduction in amounts paid would increase the executive's after-tax benefits. The Company would also be obligated to pay all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights following a change of control. In addition, upon involuntary termination within 24 months following a change of control, any agreement by the executive not to compete with the Company following termination of the executive's employment would cease to be effective.

INDEMNIFICATION AGREEMENTS

  The Company has entered into indemnification agreements with each of its directors and executive officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual's involvement is by reason of the fact that he or she is or was a director or officer of the Company or served at the Company's request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except to the extent Delaware law permits broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by the Company's Amended and Restated Certificate of Incorporation and by Delaware law.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on the Standard and Poor's 500 Stock Index and the Dow Jones Industry Group Index OTS--Other Specialty Retailers from July 29, 1997 (the first day on which the Company's stock was publicly traded following the Distribution) to January 30, 1998. The Dow Jones Industry Group Index OTS--Other Specialty Retailers is comprised currently of 263 specialty retail companies, including the Company and all other publicly-traded membership warehouse clubs (other than those operated as divisions of other companies). This index does not include department stores, discount stores, drug stores or supermarkets. The graph assumes that the value of the investment at July 29, 1997 was $100 and that all dividends were reinvested. The values of investments in the companies in the Standard & Poor's 500 Stock Index and the Dow Jones Industry Group Index OTS--Other Specialty Retailers were measured as of the date nearest the end of the indicated period for which index data is readily available.

                             [GRAPH APPEARS HERE]

-----------------------------------------------------------------------------------------------------------------
                                7/29/97    8/29/97      9/30/97     10/31/97     11/28/97     12/31/97    1/30/98
-----------------------------------------------------------------------------------------------------------------
BJ's Wholesale Club, Inc.        $100       $98.30       $99.35       $98.30       $99.15      $106.81    $102.11
-----------------------------------------------------------------------------------------------------------------
Dow Jones Industry Group         $100       $99.13      $106.34      $104.28      $106.22      $106.32    $107.23
  Index OTS-Other Specialty
  Retailers
-----------------------------------------------------------------------------------------------------------------
Standard & Poor's 500            $100       $94.40       $99.57       $96.24      $100.70      $102.43    $103.56
  Stock Index
-----------------------------------------------------------------------------------------------------------------

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent beneficial owners with respect to fiscal 1997 were met.

                             INDEPENDENT AUDITORS

  The directors have appointed Coopers & Lybrand, L.L.P. as independent auditors to examine the financial statements of the Company for the fiscal year ending January 30, 1999. The Company expects that representatives of Coopers & Lybrand L.L.P. will be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company no later than 5 p.m. EST on December 25, 1998 in order to be considered for inclusion in the Company's proxy materials for that meeting. Proposals must be in writing and sent via registered or certified mail addressed to Sarah M. Gallivan, Secretary, BJ's Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760. In addition, the Company's by-laws specify requirements relating to the timing and content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

                                 OTHER MATTERS

  The Board of Directors has no knowledge of any other matter which may come before the meeting and does not intend to present any such other matter. However, if any such other matters shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

  Neither the Executive Compensation Committee Report appearing above on pages 7 through 9 nor the Performance Graph appearing above on page 15 shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

  The cost of solicitation of proxies will be borne by the Company. The Company has retained Shareholder Communications Corporation to assist in soliciting proxies by mail, telephone and personal interview for a fee of $4,000 plus expenses. Officers and employees of the Company may, without additional remuneration, also assist in soliciting proxies in the same manner.

                                          By Order of the Board of Directors

                                          SARAH M. GALLIVAN
                                              Secretary

           [RECYCLED LOGO APPEARS HERE]
                                        and  [SOY INK LOGO APPEARS HERE]

                                                                    APPENDIX A
                                                                    ----------


                           BJ'S WHOLESALE CLUB, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P            FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 28, 1998

R The undersigned hereby appoints Kerry L. Hamilton, Frank D. Forward and Sarah M. Gallivan, and each of them, as proxies, with full
O power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of BJ's Wholesale Club, Inc., at the
X Annual Meeting of Stockholders of BJ's Wholesale Club, Inc. to be held at BankBoston, 100 Federal Street, Boston, Massachusetts, on
Y Thursday, May 28, 1998 at 11:00 a.m., and at all adjournments thereof, which the undersigned could vote, if present, in such manner as they may determine on any matters which may properly come before the meeting and to vote on the following as specified below:

       THE BOARD OF DIRECTORS RECOMMENDS            (Change of Address)
       A VOTE FOR THE FOLLOWING:

       ELECTION OF DIRECTORS for a term       ---------------------------------
       to expire in 2001.
                                              ---------------------------------
       Nominees:
       S. James Coppersmith, Thomas J.        ---------------------------------
       Shields and Herbert J. Zarkin
                                              ---------------------------------
       You are encouraged to specify
       your choices by marking the ap-        (If you have written in the above
       propriate boxes on the reverse         space, please mark the correspon-
       side but you need not mark any         ing box on the reverse side of
       boxes if you wish to vote in           this card)
       accordance with the Board of
       Directors' recommendation.
       Please sign and return this
       card.

       THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                    SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.


Election  of      FOR     WITHHELD       Change of Address on Reverse Side  [_]
Directors
(see reverse)     [_]       [_]          Will Attend Annual Meeting         [_]

For, except vote withheld from the       Discontinue Mailing
following nominee(s):                    Publications to this Account       [_]

                                         The signer hereby revokes all proxies
----------------------------------       heretofore given by the signer to vote
                                         at said meeting or any adjournment
                                         thereof.



SIGNATURE(S)
            ------------------------------     ------------------------------

                                               DATE
                                                   --------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY.

-------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *






       As part of BJ's Wholesale Club's ongoing efforts to reduce expenses, we are asking stockholders to authorize us to send only one copy of stockholder publications to their household. If you are receiving multiple copies of stockholder reports at your address and wish to eliminate them for the account shown on the attached Proxy Card, please mark the box provided on the card. You will continue to receive your proxy mailings for shares held in this account.

       We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as BJ's Wholesale Club, Inc. stockholder.






                  IMPORTANT:  PLEASE VOTE, DATE AND SIGN YOUR
                 PROXY AND RETURN IT IN THE ENVELOPE PROVIDED